Calculation of Filing Fee Tables
S-3
Encompass Health Corp
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock of Encompass Health Corporation, par value $0.01 per share	457(r)				0.0001381
Fees to be Paid	2	Equity	Preferred Stock of Encompass Health Corporation, par value $0.10 per share	457(r)				0.0001381
Fees to be Paid	3	Other	Warrants to Purchase Common Stock or Preferred Stock	457(r)				0.0001381
Fees to be Paid	4	Debt	Debt securities of Encompass Health Corporation	457(r)				0.0001381
Fees to be Paid	5	Debt	Guarantees by subsidiary guarantors of Debt Securities issued by Encompass Health Corporation	Other				0.0001381	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the Securities Act), Encompass Health Corporation (the Registrant) is deferring payment of all of the registration fee. Registration fees will be paid subsequently on a pay as you go basis. The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment. An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered hereunder. Separate consideration may or may not be received for securities that are issuable upon exercise, settlement, exchange or conversion of other securities.

[2]	See Footnote 1.

[3]	See Footnote 1.

[4]	See Footnote 1.

[5]	There are being registered under this Registration Statement guarantees of the debt securities of the Registrant by certain of the Registrants subsidiaries listed in the Table of Additional Registrants in the Registration Statement. No separate consideration will be paid in respect of such guarantees. Pursuant to Rule 457(n) under the Securities Act, no separate registration fee is payable in respect of such guarantees. An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered hereunder. Separate consideration may or may not be received for securities that are issuable upon exercise, settlement, exchange or conversion of other securities.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date